UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 16, 2020

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7755 Center Avenue		92647
Suite 300		(Zip Code)
Huntington Beach, California
(Address of principal executive offices)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) BJ’s Restaurants, Inc. (“the Company”) disclosed today that pursuant to its comprehensive plans to preserve the Company’s liquidity, given the business disruptions resulting from the rapid nationwide spread of COVID-19 and the related efforts to contain the virus, the Company’s Chief Executive Officer and other named executive officers (as such term is used in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended), have elected to reduce their fiscal 2020 base salaries by 20%, effective April 22, 2020. The Company will also be reducing pay for all Restaurant Support Center employees effective April 22, 2020, whose base salary is at least $100,000. These employees will take a pay reduction between 10% and 20%, increasing on a sliding scale as base salaries increase. In addition, also effective April 22, 2020, the Company’s Board of Directors has elected to take a 20% reduction in annual cash retainer fees for the remainder of fiscal 2020. While the Company is not obligated to do so, it is the Company’s intention to repay all or a portion of these reduced salaries and cash retainers if and when the Company’s Board of Directors and Chief Executive Officer deem it prudent in light of business conditions and the Company's financial position.

Item 8.01 Other Events

Due to the continued curtailment of its dine-in restaurant operations, the Company will furlough approximately 200 restaurant managers and approximately 40 Restaurant Support Center employees effective April 17, 2020. The furloughed managers and Restaurant Support Center employees will continue to be participants in the Company’s benefits program through June 30, 2020, and the Company will continue to pay the employer portion of their benefits through this date. The Company will also honor current employee meal benefits through June 30, 2020. Additionally, the Company will pay accrued, unused vacation and sick time to all managers and employees affected on their last pre-furlough pay check, which is scheduled to be paid on April 17, 2020.

While the Company’s sales continue to increase week over week since the change to an off-premise only business, the Company has decided to temporarily close four restaurants, effective April 17, 2020. The Company will continue to regularly evaluate the strength and weekly growth of off-premise sales and associated cash flows for all restaurants and has every intention to reopen these locations as the country begins to recover from the COVID-19 pandemic.

The disclosure set forth in Item 5.02 above is incorporated by reference into and furnished under this Item 8.01.

Item 9.01 Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2020	BJ’S RESTAURANTS, INC. (Registrant)

By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial Officer)